                                                              Page 1 of 274
                                                              Exhibit Index
                                                              Appears on Page 23



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                  ___________



                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  September 15, 1995



                      VWR SCIENTIFIC PRODUCTS CORPORATION
     --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Pennsylvania                0-14139                 91-1319190
------------------------------    -----------           ------------------
(State or other jurisdiction      (Commission              (IRS Employer
   of incorporation)              File Number)           Identification No.)


1310 Goshen Parkway
West Chester, PA                                          19380
------------------------------------                    ---------
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:  (610) 431-1700
                                                     --------------



                                VWR CORPORATION
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.
        -------------------------------------

        Acquisition of the "Industrial Distribution Business"
        -----------------------------------------------------

        On September 15, 1995, VWR Corporation (the "Registrant" or the "Corporation") completed the acquisition (the "Acquisition") of the industrial distribution business of the Industrial and Life Sciences Division of Baxter Healthcare Corporation, a Delaware Corporation ("Baxter") and the industrial distribution business conducted by certain Baxter affiliates (collectively, the "Industrial Distribution Business"). In the Acquisition, the Registrant purchased certain designated assets of the Industrial Distribution Business, including, but not limited to, all of the domestic trade accounts receivable, certain tangible personal property, rights and benefits under certain contracts and certain rights in specified trademarks. The cash purchase price paid by the Registrant at closing was $400,062,000. In addition to the cash paid at closing, the Registrant is required to pay to Baxter and its affiliates the sum of approximately $28,600,000 by November 30, 1995 for accounts receivable in the same amount. The Registrant has also assumed certain liabilities of the Industrial Distribution Business for accrued vacation pay, post-closing liabilities and obligations under the acquired contracts, certain liabilities and obligations to Baxter employees working solely in the Industrial Distribution Business and all liabilities for warranty claims for products sold by the Industrial Distribution Business. The cash purchase price paid by the Registrant is subject to a post-closing adjustment on or before December 15, 1995 on a dollar-for-dollar basis to the extent that the amount obtained by subtracting the accrued vacation pay liabilities assumed by the Registrant, from the sum of trade accounts receivable plus tangible personal property purchased by the Registrant, exceeds or is less than $72,375,958.

        The consideration paid by the Registrant for the Industrial Distribution Business was determined by negotiations between the Registrant and Baxter, was approved by the Board of Directors of the Registrant and has been financed by the proceeds received by the Registrant from: (i) the sale of 6,832,797 common shares (the "Purchase Shares"), par value $1.00 per share (the "Common Shares") of the Registrant at a price of $12.44 per share to EM Laboratories, Incorporated, a New York corporation ("EML"); (ii) the sale of a $135,000,000 subordinated debenture of the Registrant to EML; (iii) the exercise by EML of a warrant to purchase 967,015 Common Shares of the Registrant for approximately $10,600,000 and (iv) borrowings under the Registrant's $285,000,000 credit agreement entered into by the Registrant on September 15, 1995. See Item 5.

        The financial statements of the Industrial Distribution Business included as an Exhibit and incorporated by reference in Item 7 of this Form 8-K and all historical financial data concerning the Industrial Distribution Business included in the Unaudited Pro Form Financial Information included pursuant to Item 7 of this Form 8-K have been provided to the Registrant by Baxter.

ITEM 5. OTHER EVENTS.
        -------------

        Private Placement of Equity and Debt Securities; Exercise of Warrant.
        --------------------------------------------------------------------

        On September 15, 1995, pursuant to an agreement with EM Industries, Incorporated, EML's direct parent corporation ("EMI"), the Corporation issued and sold to EML the Purchase Shares at a purchase price of $12.44 per share and a subordinated debenture (the "Debenture") in the principal amount of $135,000,000. In addition, on September 15, 1995 EML exercised its warrant (the "Warrant") to purchase 967,015 Common Shares at an exercise price of $11.00 per share. The proceeds from the issuance and sale of the Purchase Shares and Debenture (approximately $220,000,000) and the exercise of the Warrant (approximately $10,600,000) were used to fund, in part, the cash paid by the Registrant at the closing of the Acquisition.

        The Debenture matures in a single installment on September 15, 2005. The indebtedness evidenced by the Debenture is subordinated to the Registrant's obligations to its primary bank lending institutions. Interest is payable on the unpaid principal of the Debenture quarterly at 13% per annum, but until such time as EML and its affiliates own 49.89% of the aggregate number of issued and outstanding Common Shares, interest shall be payable solely in Common Shares at a price of $12.44 per share. Thereafter and until September 15, 1997, the payment of any cash interest otherwise accruing will be deferred until maturity of the Debenture.

        On April 13, 1995, EML purchased from the Registrant the Warrant and 1,818,181 Common Shares. In connection with the agreement to purchase such securities, EMI entered into a Standstill Agreement with the Registrant, dated February 27, 1995 (the "Standstill Agreement"), pursuant to which EMI agreed that it and its affiliates would not, subject to certain specified exceptions, for a period of four years, increase its beneficial ownership of the Registrant's Common Shares above 20.1% without the prior consent of the Registrant. (EML directly assumed such restrictions on April 13, 1995 when it purchased its securities from the Registrant.) On September 15, 1995, EMI, EML and the Registrant entered into Amendment Number One to the Standstill Agreement which, among other things, increased the 20.1% percentage limitation to 49.89%. As a result of the issuance of the Purchase Shares and exercise of the Warrant, EML presently owns approximately 46.0% of the issued and outstanding Common Shares. On September 15, 1995, pursuant to the Standstill Agreement, as amended, four additional persons nominated by EML were elected to Registrant's Board of Directors, giving EML six representatives on the fifteen-member Board of Directors.

        Senior Bank Credit Agreement.
        ----------------------------

        On September 14, 1995, the Registrant and certain of its subsidiaries (collectively, the "Borrowers") entered into a Credit Agreement (the "Credit Agreement") with a 23-member bank group (the "Banks"), led by Bank of America National Trust and Savings Association, PNC Bank N.A. and CoreStates Bank, N.A. which acted as agents. Pursuant to the Credit Agreement, the Banks have extended the Borrowers a five-year amortizing term loan in the original principal amount of $135,000,000 (the "Term Loan") and established for the Borrowers from September 15, 1995 until September 13, 2000 a revolving line of credit in an amount not to exceed $150,000,000 (the "Revolver"). The Term Loan and Revolver are secured by liens in favor of the Banks on substantially all of the Borrowers' tangible and intangible personal property. In addition, the Registrant has agreed not to create any liens on its real property and has agreed to grant liens on its real property to secure the Term Loan and Revolver in the event the Banks should later request it to do so. The proceeds of the Term Loan and the initial advance under the Revolver were used by the Borrowers principally as follows:
        (i) approximately $74,000,000 was used by the Registrant to repay indebtedness outstanding under the Company's former credit facility led by CoreStates Bank, N.A., as agent, and (ii) approximately $170,000,000 was used to fund the balance of the cash portion of the purchase price paid by the Registrant at the closing of the Acquisition.

        Both the Term Loan and the Revolver bear interest rates based, in such relative principal amounts as the Corporation shall elect, on the London Interbank Offered Rate ("LIBOR") or the prime rate announced from time to time by CoreStates Bank, N.A. ("Prime"). The Corporation is obligated to pay amounts in excess of such floating rates (between .75% and 2.5% in the case of LIBOR elections and 0% and 1% in the case of Prime elections), which such amounts will vary depending upon the relationship between the Corporation's earnings before interest, taxes, depreciation and amortization ("EBITDA") and the then aggregate amount outstanding under the Credit Agreement. The Corporation is also required to pay commitment fees on the unused portion of the Revolver of between .25% and .5% also varying depending on the relationship between the Corporation's EBITDA and aggregate borrowings under the Credit Agreement.

        The terms of the Revolver provide that the Corporation must have at least $20,000,000 undrawn on the Revolver for at least thirty consecutive days in the first twelve months following the closing and at least $30,000,000 undrawn for at least thirty consecutive days during each twelve month period thereafter. Borrowings under the Revolver are limited to 85% of eligible accounts receivable and 50% of eligible inventory.

        The Credit Agreement includes various financial covenants of the Corporation, including covenants with respect to minimum EBITDA, maximum senior leverage ratio, minimum interest coverage, minimum net worth, and minimum fixed coverage ratio.

        The Credit Agreement prohibits the Corporation from paying dividends and making other distributions (except for the issuance of Debenture Shares as required by the Debenture) and prohibits "changes of control" of the Corporation, including through mergers and acquisitions, changes in the composition of the current majority of the Corporation's board of directors, acquisitions by persons other than EMI and its subsidiaries of more than 20% of the Corporation's voting stock, and acquisitions by EMI and its subsidiaries of more than 50% of the Corporation's voting stock.

        Corporate Name Change
        ---------------------

        On September 15, 1995, the Registrant changed its name from "VWR Corporation" to "VWR Scientific Products Corporation."

        Material Agreements.
        -------------------

        Services Agreement. On September 15, 1995, the Registrant entered into a Services Agreement with Baxter that governs the provision by Baxter of certain services to the Registrant to enable the uninterrupted continuation of the Industrial Distribution Business after the Closing of the Acquisition described under Item 2 above, as well as an orderly transfer of the Industrial Distribution Business to the Registrant. Under the Services Agreement, Baxter is required to continue to provide the same type of services to the customers of the Industrial Distribution Business as it had provided prior to the completion of the Acquisition. Such services include order entry, shipping, invoicing, credit and collection, and inventory stocking and replenishment. While the term of the Services Agreement is for two years, upon prior notice, the Registrant may direct Baxter to discontinue the provision of services in any particular region. No service fees are payable for services under the Services Agreement during the first three months of the term of such Agreement. The Registrant is required to make monthly payments during the remaining term of the Services Agreement to Baxter at the rate of 5.5% of the total sales of certain products sold to customers of the Industrial Distribution Business which are serviced by Baxter; provided, however, the Registrant is obligated to pay a minimum of $18,645,000 to Baxter during the first fifteen months of such Agreement. Upon the cessation of services by Baxter at a particular facility, the Registrant is required to purchase from Baxter the inventory of laboratory supplies and equipment held by Baxter at such facility for sale to customers of the Industrial Distribution Business.

        Distribution Agreement. On September 15, 1995, the Registrant entered into a Distribution Agreement with Baxter pursuant to which Baxter has granted to the Registrant the right to sell and distribute for non-patient use (anywhere except in Canada and Japan) certain products and accessories manufactured by Baxter and its affiliates. The Distribution Agreement, which has a term ending on September 30, 2000, provides, among other things, that the Registrant is obligated during each year to either purchase a minimum dollar amount of products for sale in each of the United States and internationally, or, if such minimum requirements have not been met during such year, purchase products or pay to Baxter an amount, in each case, equal to any such deficiency. The minimum aggregate domestic and international requirements for each of the five years of the Baxter Distribution Agreement are as follows: Year 1 - $63,000,000; Year 2 - $74,000,000; Year 3 - $82,000,000; Year 4 -
        $89,000,000; and Year 5 - $96,000,000.

        Supply Agreement. On September 15, 1995, the Registrant entered into a Supply Agreement with Baxter pursuant to which the Registrant is obligated to supply Baxter and its affiliates with certain equipment and supplies manufactured by third parties. The Supply Agreement has a term ending on September 30, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
        -------------------------------------------------------------------

        (a) Financial Statements of Businesses Acquired.
            -------------------------------------------

        Financial statements of the Industrial Distribution Business for the six months ended June 30, 1995 and 1994.

        Financial statements of the Industrial Distribution Business for the years ended December 31, 1992, 1993 and 1994; incorporated by reference to Registrant's definitive proxy statement filed with the Commission on August 11, 1995.

        (b) Unaudited Pro Forma Financial Information.
            ------------------------------------------

        Pro-forma financial information of the Registrant.

               (c)  Exhibits.
                    --------

                    Exhibit Number
                    (Referenced to
                    Item 601 of
                    Regulation S-K)           Description of Exhibit
                    ---------------           ----------------------

                    1                            Amendment to Articles of Incorporation dated September 15,
                                                 1995

                    2(a)                         Asset Purchase Agreement dated as of May 24, 1995 by
                                                 and among VWR Corporation, Baxter Healthcare
                                                 Corporation and EM Laboratories, Incorporated;
                                                 incorporated by reference to Exhibit VI of
                                                 Registrant's definitive proxy statement filed with
                                                 the Commission on August 11, 1995.

                    2(b)                         Amendment to Asset Purchase Agreement dated as of
                                                 September 15, 1995 by and among VWR Corporation,
                                                 Baxter Healthcare Corporation and EM Laboratories,
                                                 Incorporated.

                    4(a)                         Standstill Agreement between VWR Corporation and EM
                                                 Industries, Incorporated dated February 27, 1995;
                                                 incorporated by reference to Exhibit 4(a) of
                                                 Registrant's Form 8-K dated April 13, 1995.

                    4(b)                         Amendment Number One to the Standstill Agreement dated
                                                 September 15, 1995 by and among VWR Corporation, EM
                                                 Industries, Incorporated and EM Laboratories,
                                                 Incorporated.

                    4(c)                         Subordinated Debenture dated as of September 14, 1995
                                                 in the principal amount of $135,000,000 payable to
                                                 the order of EM Laboratories, Incorporated.

                    4(d)                         Credit Agreement dated as of September 14, 1995 by and
                                                 among the Registrant, Bank of America National Trust
                                                 and Savings Association, PNC Bank, N.A.,
                                                 CoreStates Bank, N.A., et. al.

                    4(e)                         Term Note dated September 15, 1995 in the principal sum
                                                 of $135,000,000.

                    4(f)                         Revolving Credit Note dated September 15, 1995 in the
                                                 principal sum of $150,000,000.

                    10(a)                        Common Share and Debenture Purchase Agreement dated
                                                 as of May 24, 1995 between VWR Corporation and EM
                                                 Industries, Incorporated; incorporated by
                                                 reference to Exhibit II of Registrant's definitive
                                                 proxy statement filed with the Commission on August
                                                 11, 1995.

                    10(b)                        Distribution Agreement between VWR Corporation and
                                                 Baxter Healthcare Corporation dated as of September
                                                 15, 1995.

                    10(c)                        Services Agreement between VWR Corporation and Baxter
                                                 Healthcare Corporation dated as of September 15,
                                                 1995.

                    10(d)                        Supply Agreement between VWR Corporation and Baxter
                                                 Healthcare Corporation dated as of September 15,
                                                 1995.

                    10(e)                        Employment Agreement between Jerrold B. Harris and
                                                 VWR Corporation dated as of September 15, 1995

                                  SIGNATURES
                                  ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                VWR SCIENTIFIC PRODUCTS CORPORATION




Date:  September 29, 1995       By:  /s/ JERROLD B. HARRIS
                                     -----------------------------
                                     JERROLD B. HARRIS
                                     PRESIDENT

                         BAXTER HEALTHCARE CORPORATION
                       INDUSTRIAL DISTRIBUTION BUSINESS
                         COMBINED STATEMENTS OF INCOME
                                 (in millions)
--------------------------------------------------------------------------------

                                          Six months ended June 30,
                                          -------------------------
                                            1995              1994
                                            ----              ----
                                                 (unaudited)
                                                 -----------
Net Sales                                   $248.4            $229.0

Cost and Expenses:
   Cost of goods sold                        188.0             172.3
   Marketing and administrative expenses      38.0              37.3
   Goodwill amortization                        .6                .6
   Other                                       (.2)                0
                                            ------            ------
       Total costs and expenses              226.4             210.2
                                            ------            ------
Income Before Income Taxes                    22.0              18.8
Income Tax Expense                             9.1               7.8
                                            ------            ------
Net Income                                  $ 12.9            $ 11.0
                                            ======            ======

      See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION
                       INDUSTRIAL DISTRIBUTION BUSINESS
                            COMBINED BALANCE SHEETS
                                 (in millions)
--------------------------------------------------------------------------------

                                                        June 30,    December 31,
                                                          1995          1994
                                                          ----          ----
                                                       (unaudited)
                                                       -----------
Current Assets:
  Accounts receivable, net of allowance for
  doubtful accounts of $4.7 in 1995 and $3.8 in 1994       $ 76.2         $ 62.5
  Inventories                                                43.7           40.8
  Prepaid expenses                                            3.2            2.5
                                                           ------         ------
  Total current assets                                      123.1          105.8
                                                           ------         ------
Machinery and Equipment:
  At cost                                                     1.3            1.0
  Accumulated depreciation                                     .8             .6
                                                           ------         ------
  Net machinery and equipment                                  .5             .4
                                                           ------         ------
Other Assets:
  Goodwill                                                   40.0           40.6
  Other                                                        .4             .4
                                                           ------         ------
  Total other assets                                         40.4           41.0
                                                           ------         ------
Total Assets                                               $164.0         $147.2
                                                           ======         ======

Current Liabilities:
  Accounts payable, principally trade                      $ 37.0         $ 36.2
  Accounts payable - Baxter                                   5.9            5.4
  Accrued liabilities                                         4.9            5.7
                                                           ------         ------
Total current liabilities                                    47.8           47.3
                                                           ------         ------
  Non-current Liabilities                                     2.2            2.1
                                                           ------         ------
Total Liabilities                                            50.0           49.4

Equity:
  Investments by and advances from Baxter                   114.0           97.8
                                                           ------         ------
Total Liabilities and Equity                               $164.0         $147.2
                                                           ======         ======

       See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION
                       INDUSTRIAL DISTRIBUTION BUSINESS
                       COMBINED STATEMENTS OF CASH FLOWS
                                 (in millions)
--------------------------------------------------------------------------------

                                                      Six months ended June 30,
                                                      -------------------------
                                                    1995                  1994
                                                    ----                  ----
                                                           (unaudited)
                                                           -----------
Cash flow Provided by Operations:
   Income from operations                           $ 12.9               $ 11.0

   Adjustments:
     Depreciation and amortization                      .8                   .8
   Changes in balance sheet items:
     Accounts receivable, net                        (13.7)               (10.4)
     Inventories                                      (2.9)                 4.0
     Accounts payable and other accrued liabilities     .5                  1.8
     Other                                             (.6)                 (.4)
                                                    ------               ------
   Cash flow (used in) provided by operations         (3.0)                 6.8
                                                    ------               ------
Investment Transactions:
    Capital expenditures, net                          (.3)                 (.1)
                                                    ------               ------
Financing Transactions:
    Advances from (payments to) Baxter, net            3.3                 (6.7)
                                                    ------               ------
Net Cash Flow                                       $  0.0               $  0.0
                                                    ======               ======

       See accompanying notes to unaudited combined financial statements.

                         BAXTER HEALTHCARE CORPORATION
                       INDUSTRIAL DISTRIBUTION BUSINESS
               NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BUSINESS
-----------------------------

The "Industrial Distribution Business" is comprised of the industrial distribution business of the Industrial and Life Sciences Division of Baxter Healthcare Corporation and certain foreign operations of Baxter World Trade Corporation, both wholly owned subsidiaries of Baxter International Inc. ("Baxter"). A significant portion of the Industrial Distribution Business was acquired through Baxter's 1985 acquisition of American Hospital Supply Corporation. Goodwill related to this acquisition has been allocated to the Industrial Distribution Business. The Industrial Distribution Business is a distributor of third party and Baxter-manufactured laboratory and cleanroom products to customers for use in laboratories, production plants and other facilities not involved in the care of human patients. On September 15, 1995, Baxter completed the sale of the Industrial Distribution Business to VWR. (See
Note 3)

2.  INTERIM FINANCIAL INFORMATION
---------------------------------

The accompanying unaudited combined financial statements as of June 30, 1995 and for the six month periods ended June 30, 1995 and 1994, reflect adjustments consisting of normal and recurring adjustments necessary for a fair presentation of such financial information. These unaudited interim combined financial statements should be read in conjunction with the audited financial statements included in the Proxy Statement of VWR dated August 11, 1995, which financial statements are incorporated by reference in VWR's Form 8-K dated September 29, 1995.

3.  SALE OF THE INDUSTRIAL DISTRIBUTION BUSINESS
------------------------------------------------

On September 15, 1995, Baxter completed the sale of certain assets and liabilities of the Industrial Distribution Business to VWR for approximately $429 million in cash. Terms of the Asset Purchase Agreement and the related distribution agreement and other ancillary service agreements are summarized in the following paragraphs.

Asset Purchase Agreement
------------------------

VWR acquired certain assets of the Industrial Distribution Business which included, but were not limited to, selected domestic accounts receivable and related reserves, certain tangible personal property, rights and benefits under certain contracts and rights in specified trademarks. Inventory of the Industrial Distribution Business will remain the property of Baxter until used by VWR to fulfill orders. Once transition from Baxter in a particular region is complete under the Services Agreement described below, VWR will purchase certain inventories maintained in such region by Baxter at cost. VWR also assumed certain liabilities which principally included accrued vacation pay and all liabilities for product warranty claims. In general, Baxter retained all other liabilities. For additional information related to the acquisition by VWR of the Industrial Distribution Business, see "Item 2 -- Acquisition or Disposition of Assets -- Acquisition of the Industrial Distribution Business" of VWR's Form 8-K dated September 29, 1995 and the "Unaudited Pro forma Balance Sheet" included as an Exhibit to Item 7 of such Form 8-K.

Baxter Distribution Agreement
-----------------------------

On September 15, 1995, Baxter and VWR entered a Distribution Agreement which expires on September 30, 2000. Each contract year under such Agreement begins on October 1 and ends on September 30 except for the first contract year which began on September 15, 1995, and ends on September 30, 1996. In connection with the agreement, Baxter grants to VWR the right to sell and distribute Baxter-manufactured products only to Industrial Distribution Business customers for use in laboratories, production plants and other facilities not involved in the care of human patients. VWR may distribute products through sub-distributors provided the dollar volume of all products sold does not exceed 15% of the dollar volume of all products sold by VWR during the contract year in the United States.

Minimum purchase requirements, which increase annually, exist for VWR during first five years of the contract. If such purchase requirements are not met, VWR is required to pay Baxter the difference between the minimum purchase requirements and the actual purchase amounts.

Beginning on October 1, 1995, Baxter will pay a rebate to VWR of 5.9% of the net purchase price for purchases in excess of $12 million in each of the first three quarters of any contract year providing that total purchases are in excess of $48 million for the full contract year.

Services Agreement
------------------

On September 15, 1995, Baxter and VWR entered into a Services Agreement pursuant to which Baxter will provide, among other things, certain transition services such as order fulfillment, management information systems, credit, collections, cash applications, shipping, replenishment and warehousing to VWR in connection with VWR's sales of products to its industrial customers. This Services Agreement will continue for a period of up to two years. The agreement stipulates that no payment for services is required in the first three months. Subsequent to the first three months of the agreement, VWR is required to make monthly payments to Baxter in an amount equal to 5.5% of the total sales of the products to its industrial customers. The minimum amount payable to Baxter related to performance of services outlined under the agreement is $18.6 million in the first 15 months.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION



The unaudited pro forma combined balance sheet as of June 30, 1995 set forth below gives effect to the: (i) issuance of 7,799,812 common shares of VWR Corporation ("VWR") to EM Laboratories, Incorporated ("EML") resulting in net proceeds of $95.1 million and borrowings of $135 million from EML pursuant to the sale of a Subordinated Debenture (the "Debenture") of VWR in the original principal amount of $135 million (collectively referred to as the "EML Investment"); (ii) execution of VWR's new $285 million credit agreement (the "Senior Facility") with a 23-member bank group (the "Refinancing"); and (iii) the acquisition (the "Acquisition") by VWR of the industrial distribution business of the Industrial and Life Sciences Division of Baxter Healthcare Corporation ("Baxter") and the industrial distribution business conducted by certain Baxter affiliates (collectively, the "Industrial Distribution Business") pursuant to an Asset Purchase Agreement dated as of May 24, 1995, as amended on September 15, 1995, between VWR, Baxter and EML (the "Asset Purchase Agreement"), as if such transactions had occurred on June 30, 1995. The Acquisition is to be accounted for under the purchase method of accounting. Pursuant to the Asset Purchase Agreement, VWR did not acquire inventories nor did it assume accounts payable and certain liabilities. However, these working capital items relate to operations of the acquired business and, accordingly, the pro forma balance sheet includes $43.7 million of inventories and $42.9 million of accounts payable, and $5.2 million of accounts receivable at June 30, 1995 in excess of the accounts receivable at closing. VWR and Baxter negotiated a two-year services agreement ("Services Agreement") whereby, among other things, Baxter will continue to own and warehouse the inventory related to the Industrial Distribution Business and VWR will pay Baxter for the inventory upon shipment to customers. At various stages during the Services Agreement period, VWR will transfer certain inventories related to the Industrial Distribution Business into VWR's warehouses. Upon each transfer, VWR is committed to purchase all of the transferred Baxter inventory at cost as provided in the Services Agreement and VWR expects to fund such purchases from cash generated from operations and available borrowings under its then-current credit facility.

The unaudited pro forma combined statements of operations for the year ended December 31, 1994 and the six months ended June 30, 1995 set forth below give effect to the EML Investment, Refinancing and Acquisition, as if such transactions had occurred as of January 1, 1994. The financial statements of the Industrial Distribution Business reflect the "carve-out" financial position and results of operations of the Industrial Distribution Business. Certain general and administrative expenses of Baxter have been allocated to the Industrial Distribution Business on various bases which, in the opinion of Baxter's management, are reasonable. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate, the nature and level of expenses which might have been incurred had the Industrial Distribution Business been operating as a separate independent company. Potential cost savings from combining the operations are not reflected in the pro forma combined statement of operations because the Industrial Distribution Business and VWR's business are not expected to be fully integrated until after the first anniversary date of the closing under the Asset Purchase Agreement. In addition, pursuant to the Services Agreement, VWR is required to make payments to Baxter during the Services Agreement period equal to 5.5% of sales processed by Baxter. The service fee is intended to compensate Baxter for direct and indirect costs (including corporate allocations) it will incur during the service period.

The unaudited pro forma adjustments are based upon available information and upon certain assumptions that VWR believes are reasonable. All information and financial data concerning the Industrial Distribution Business included in "Unaudited Pro Forma Financial Information" has been provided to VWR by Baxter. The unaudited pro forma financial information is provided for informational purposes only and does not purport to be indicative of VWR's results of operations that would actually have been achieved had the EML Investment, Refinancing and Acquisition been completed as of or for the periods presented, or that may be obtained in the future. The pro forma financial information should be read in conjunction with the audited and unaudited historical financial statements of VWR and related notes thereto previously reported on Forms 10-K and 10-Q, and of the Industrial Distribution Business and related notes thereto included herein and incorporated by reference in VWR's Form 8-K dated September 29, 1995 from VWR's proxy statement dated August 11, 1995.

                       Unaudited Pro Forma Balance Sheet

                                 June 30, 1995

                                (in thousands)


                                                                        Pro Forma
                                                                     Adjustments for     As Adjusted for
                                                      Industrial          EML                the EML
                                                     Distribution      Investment,         Investment,
                                         VWR           Business      Refinancing and     Refinancing and
                                      Historical      Historical      Acquisition (a)      Acquisition
                                  -------------------------------------------------------------------------

Assets
Current assets:
  Receivables--
     Trade receivables                 $     78,708    $     76,200     $         --        $    154,908 (i)
     Other                                    3,140                                                3,140
  Inventories                                50,676          43,700                               94,376 (i)
  Other                                       6,932           3,200                               10,132
                                     -------------------------------------------------------------------------
Total current assets                        139,456         123,100                              262,556
Property and equipment-net                   37,832             500                               38,332
Goodwill                                      6,961          40,000          321,145 (b)         368,106
Other assets                                 10,063             400            4,575 (c)          15,038
                                     -------------------------------------------------------------------------
                                       $    194,312    $    164,000     $    325,720        $    684,032
                                     =========================================================================
Liabilities and shareholders'
  equity
Current liabilities:
  Bank checks outstanding, less
    cash in bank                       $      5,795    $         --     $         --        $      5,795
  Accounts payable                           42,744          42,900                               85,644 (i)
  Accrued liabilities                         5,377           4,900           (1,500) (d)          8,777
  Current portion of long-term
    debt                                      2,722                           12,278  (e)         15,000
                                     -------------------------------------------------------------------------
Total current liabilities                    56,638          47,800           10,778             115,216
Long-term debt
  Credit facility:
    Revolver                                 67,527                           74,967  (e)
                                                                               6,038  (f)        148,532
    Term note                                                                120,000  (e)        120,000
  Subordinated note payable                                                  135,000  (g)        135,000
Deferred income taxes and other               9,135           2,200           (2,200)              9,135
Shareholders' equity:
  Common stock                               12,898                            7,800  (h)         20,698
  Additional paid-in capital                 45,331                           87,337  (h)        132,668
  Retained earnings                           5,704                                                5,704
  Unamortized restricted stock
    and ESOP contribution,
    and other                                (2,921)                                              (2,921)
  Net assets of the Industrial
    Distribution Business                                   114,000         (114,000)
                                     -------------------------------------------------------------------------
Total stockholders' equity/net
  assets                                     61,012         114,000          (18,863)            156,149
                                     -------------------------------------------------------------------------
Total liabilities and stockholders'
  equity                               $    194,312    $    164,000     $    325,720        $    684,032
                                     =========================================================================

Notes to Unaudited Pro Forma Balance Sheet

(a) VWR has entered into the Asset Purchase Agreement to acquire the Industrial Distribution Business for approximately $428.7 million in cash. The Acquisition will be accounted for under the purchase method of accounting and will be funded as follows (in thousands):


Use of Funds
Purchase price of Acquisition                             $ 428,662
Pay off existing credit facility                             70,249
Acquisition closing costs                                     4,145
Debt issuance cost                                            4,575
Stock issuance cost                                             500
                                                         -----------
Total use of funds                                        $ 508,131
                                                         ===========
Source of Funds
Exercise of April Warrant                                 $  10,637
Issuance of Purchase Shares to EML                           85,000
Subordinated note payable to EML                            135,000
Borrowings under the Senior Facility                        277,494*
                                                         -----------
Total source of funds                                     $ 508,131
                                                         ===========


* Includes $28,600 of purchase price to be paid to Baxter by November 30, 1995 from the collection of the acquired accounts receivable

Schedule A on page ____ sets forth the details of the individual pro forma balance sheet adjustments.

(b) Represents: (i) the $361 million excess of purchase price (including estimated acquisition costs of $4.1 million and acquisition liabilities of $2.0 million) over net assets acquired, less; (ii) Industrial Distribution Business's historical goodwill of $40.0 million related to the Industrial Distribution Business. The purchase price allocation is tentative and subject to change.

(c) Represents debt issuance cost which will be amortized over the related debt instrument period using the straight-line method or effective interest rate method, as applicable.

(d) Represents an adjustment of $3.5 million to exclude certain accrued liabilities of Baxter not acquired pursuant to the Asset Purchase Agreement plus $2 million of estimated acquisition liabilities.

(e) Represents borrowings under the committed $285 million Senior Facility that will be used to fund a portion of the purchase price and estimated fees related to the Acquisition and debt issuance costs. The Senior Facility includes a $150 million revolving facility which is payable on the fifth anniversary date and a $135 million term note with annual principal reductions beginning in the first year. The Senior Facility bears a fluctuating interest rate based on the prime rate or LIBOR at VWR's option plus an applicable margin between .75% and 2.5% in the case of the LIBOR election and 0% and 1% in the case of the prime rate election. VWR is required to enter into interest-rate protection arrangements for at least 25% of the facility.

(f) Represents assumed additional borrowings related to the Industrial Distribution Business working capital which will not be incurred at closing. See note (i) below.

(g) Represents borrowings under the $135 million Debenture payable to EML used to fund a portion of the purchase price of the Acquisition. Borrowings under the Debenture are payable on the tenth anniversary date and bear interest at 13% per year payable quarterly as follows: by issuance of Common Shares in the first year in an amount that will enable EML to obtain an ownership percentage of 49.89% based on a fixed price of $12.44 per share; deferred in year two which will be paid with accumulated interest thereon at maturity of the Debenture and; in cash thereafter beginning in year three.

(h) Represents the (i) exercise of the April Warrant to purchase 967,015 Common Shares at a price of $11.00 per share resulting in proceeds of $10.6 million; and (ii) issuance of 6,832,797 Common Shares to EML for an aggregate of $85 million in connection with the Acquisition; less (iii) estimated common stock issuance cost of $.5 million.

(i) Includes certain assets not acquired ($43.7 million of inventory and $5.2 million of accounts receivable at June 30, 1995 in excess of the accounts receivable at closing) and liabilities not assumed ($42.9 million of accounts payable) pursuant to the Asset Purchase Agreement. These assets and liabilities are related to the historical operations of the Industrial Distribution Business and accordingly such amounts are included in the pro forma balance sheet. Inventories and accounts payable of the Industrial Distribution Business are commingled with Baxter's US Distribution Division ("USD") and are allocated in the Industrial Distribution Business's financial statements based on the Company's percentage of total cost of goods sold of USD. Pursuant to the Services Agreement entered into between VWR and Baxter, Baxter will continue to own and warehouse the inventory related to the Industrial Distribution Business for a period of up to two years. At various stages during the Services Agreement period, VWR will transfer certain of the inventories related to the operations of Industrial Distribution Business into its warehouses. Upon each such transfer, VWR is committed to purchase such inventories at cost as provided in the Services Agreement. VWR expects to fund such purchases from cash generated from operations and available borrowings under its then current-credit facility.

Schedule A--Details of the Pro Forma Balance Sheet Adjustments (in thousands)

                                                                                                 Current
                                                                                                Portion of      Revolving
                                                                    Other         Accrued       Long-Term        Credit
                                             Cash      Goodwill     Assets      Liabilities        Debt         Facility
                                          --------------------------------------------------------------------------------------
Issuance of 6,832,797
   Common Shares to EML                   $ 85,000    $      --    $      --      $      --     $       --     $        --
Exercise of the April Warrant to
   purchase 967,015
   Common Shares                            10,637
Issuance of Debentures payable to
   EML                                     135,000
Borrowings under the new Senior
   Facility                                277,494                                                 (15,000)       (142,494)
                                          ---------------------------------------------------------------------------------------
Total source of funds                      508,131           --           --             --        (15,000)       (142,494)

Pay off existing credit facility           (70,249)                                                  2,722          67,527
Purchase price of Acquisition
   including closing cost of
   $4,145                                 (432,807)     359,145
Accrued acquisition liabilities                           2,000                      (2,000)
Eliminate assets and liabilities
   not acquired                                         (40,000)                      3,500
Working capital assets and
   liabilities not acquired but
   included on pro forma balance
   sheet                                                                                                            (6,038)
Debt issuance cost                          (4,575)                     4,575
Stock issuance cost                           (500)
                                          ---------------------------------------------------------------------------------------
Total use of funds                        (508,131)     321,145         4,575         1,500          2,722          61,489
Net pro forma adjustment and              ---------------------------------------------------------------------------------------
   footnote reference                      $    --    $ 321,145(b)   $  4,575(c)     $1,500(d)    $(12,278)(e)    $(81,005)(e)(f)
                                          =======================================================================================

                                                                        Deferred                            Net Assets
                                                          Subordinated   Income              Additional    of Industrial
                                             Term            Note      Taxes and   Common     Paid-in      Distribution
                                             Note          Payable       Other     Stock      Capital       Business
                                          ---------------------------------------------------------------------------------
Issuance of 6,832,797
   Common Shares to EML                    $     --       $     --  $        --   $(6,833)    $(78,167)       $     --
Exercise of the April Warrant to
   purchase 967,015
   Common Shares                                                                     (967)      (9,670)
Issuance of Debentures payable to
   EML                                                    (135,000)
Borrowings under the new Senior
   Facility                                (120,000)
                                          ---------------------------------------------------------------------------------
Total source of funds                      (120,000)      (135,000)          --    (7,800)     (87,837)             --

Pay off existing credit facility
Purchase price of Acquisition
   including closing cost of
   $4,145                                                                                                       73,662
Accrued acquisition liabilities
Eliminate assets and liabilities
   not acquired                                                           2,200                                 34,300
Working capital assets and
   liabilities not acquired but
   included on pro forma balance
   sheet                                                                                                         6,038
Debt issuance cost
Stock issuance cost                                                                                500
                                          ---------------------------------------------------------------------------------
Total use of funds                               --             --        2,200        --          500         114,000
                                          ---------------------------------------------------------------------------------
Net pro forma adjustment and
   footnote reference                    $ (120,000)(c) $ (135,000)(g) $  2,200  $ (7,800)(h) $(87,337)(h)  $  114,000
                                          =================================================================================

                  Unaudited Pro Forma Statement of Operations

                        Six months ended June 30, 1995

                     (in thousands, except per share data)

                                                                        Pro Forma
                                                                     Adjustments for       As Adjusted
                                                      Industrial          EML              for the EML
                                                     Distribution      Investment,         Investment,
                                         VWR           Business      Refinancing and     Refinancing and
                                      Historical      Historical      Acquisition          Acquisition
                                  -------------------------------------------------------------------------
Sales                               $    291,186    $    248,400      $    (2,116) (a)     $    537,470
Cost of sales                            228,204         188,000 (f)                            416,204
                                  -------------------------------------------------------------------------

Gross margin                              62,982          60,400           (2,116)              121,266
Operating expenses                        58,064          38,400            1,764  (b)           98,228
                                  -------------------------------------------------------------------------

Operating income                           4,918          22,000           (3,880)               23,038
Interest expense and other                 2,821                           17,717  (c)           20,538
                                  -------------------------------------------------------------------------

Income before income taxes                 2,097          22,000          (21,597)                2,500
Income taxes                                 818           9,100           (8,639) (d)            1,279
                                  -------------------------------------------------------------------------

Net income                          $      1,279    $     12,900     $    (12,958)       $        1,221
                                  =========================================================================
Net income per share                $       0.11                                         $         0.06
                                  =================                                    ====================
Weighted average number of
  common shares outstanding (e)           11,916                            9,211                21,127

                  Unaudited Pro Forma Statement of Operations

                         Year ended December 31, 1994

                     (in thousands, except per share data)

                                                                        Pro Forma
                                                                     Adjustments for       As Adjusted
                                                      Industrial          EML              for the EML
                                                     Distribution      Investment,         Investment,
                                         VWR           Business      Refinancing and     Refinancing and
                                      Historical      Historical      Acquisition          Acquisition
                                  -------------------------------------------------------------------------
Sales                               $    535,179    $    471,300     $     (4,977) (a)   $  1,001,502
Cost of sales                            421,981         357,900 (f)                          779,881
                                  -------------------------------------------------------------------------
Gross margin                             113,198         113,400           (4,977)            221,621
Operating expenses                       104,124          73,000            2,783  (b)        179,907
Canlab transition expenses                   916                                                  916
                                  -------------------------------------------------------------------------
Operating income                           8,158          40,400           (7,760)             40,798
Interest expense and other                 5,137                           31,238  (c)         36,375
                                  -------------------------------------------------------------------------
Income before income taxes                 3,021          40,400          (38,998)              4,423
Income taxes                                 968          16,800          (15,599) (d)          2,169
                                  -------------------------------------------------------------------------
Net income                          $      2,053    $     23,600     $    (23,399)       $      2,254
                                  =========================================================================
Net income per share                $       0.18                                         $       0.11
                                  ==================                                    ===================
Weighted average number of common
 shares outstanding (e)                   11,128                           10,266              21,394


Notes to Unaudited Pro Forma Statement of Operations

(a) Represents an adjustment to reclassify Industrial Distribution Business's freight-out expense (less amounts charged to customers) from operating expenses to net sales to conform to VWR's presentation.

(b) Represents the following adjustment to operating expenses (in thousands):

                                                                               Six months            Year ended
                                                                                 ended               December 31,
                                                                              June 30, 1995              1994
                                                                              --------------------------------------

    Eliminate the Industrial Distribution Business's goodwill
      amortization expense                                                       $    (660)            $   (1,318)
    Record amortization expense for the excess purchase price
      related to the Acquisition over net assets acquired which is
      being amortized over 40 years on a straight-line basis                         4,540                  9,078
    Reclassification of the Industrial Distribution Business's net
      freight-out express discussed in note (a) above                               (2,116)                (4,977)
                                                                           --------------------------------------
                                                                                 $   1,764             $    2,783
                                                                           ======================================

(c) Represents an adjustment to interest expense as follows (in thousands):


                                                                              Six months            Year ended
                                                                           ended June 30,          December 31,
                                                                                1995                  1994
                                                                           --------------------------------------
    Eliminate interest on the existing credit facility with weighted average borrowings of $68.2 million and $71.7 million for the year ended December 31, 1994 and the six months ended
      June 30, 1995, respectively, and weighted average interest
      rates of 5.3% and 7.5%, respectively                                       $  (2,677)            $   (3,608)

    Record interest expense on the Senior Facility assuming
      borrowings of $256.8 million and $285.6 million in 1994 and
      1995, respectively, to fund the Acquisition purchase price and assuming weighted average interest rates of 6.3% in 1994 and
      7.8% in 1995 (representative of historical interest rates using
      the Senior Facility margins)                                                  11,069                 16,214

    Record interest expense on the $135 million Debenture at 13%
      per year                                                                       8,775                 17,550

    Record amortization of debt issuance costs related to the Senior
      Facility ($4.3 million using the effective interest rate method related to the term portion and the straight-line method related to the revolving portion) and the Debenture ($300,000 using
      the effective interest rate method)                                              550                  1,082
                                                                           --------------------------------------
                                                                                 $  17,717             $   31,238
                                                                           ======================================

    The new credit facility bears a fluctuating interest rate based on the prime rate or LIBOR at the Company's option. A 1/8 of 1% increase in the pro forma weighted average interest rate would result in a $.3 million and $.2 million increase in pro forma interest expense in 1994 and the six months ended June 30, 1995, respectively.

(d) Represents income tax effect of the pro forma adjustments.

(e) The adjusted weighted average number of outstanding shares include Common Shares of VWR issued or to be issued to EML as follows: (i) 967,015 Common Shares issued upon the exercise of the April Warrant; (ii) issuance of 6,832,797 Common Shares and; (iii) 1,410,722 Common Shares expected to be issued to satisfy interest expense in year one on the Debenture payable to EML which are included in the calculation based on the accrual of interest during the first year.

(f) The Industrial Distribution Business's inventory is valued at the lower of cost (determined on a "first-in, first-out" basis) or market. Cost of sales has not been adjusted to give the pro forma effect to adopt VWR's accounting policy to value inventory on the "last-in, first-out" (LIFO") method because it is not practical to calculate the pro forma adjustment. Upon transfer of the inventory to VWR, the acquired inventory will be valued using the LIFO method of accounting.

                                 EXHIBIT INDEX

Exhibit No.                                    Title                                            Page No.
-----------                                    -----                                            --------
1                       Amendment to Articles of Incorporation dated September 15, 1995              24

2(a)                    Asset Purchase Agreement dated as of May 24, 1995 by and among VWR
                        Corporation, Baxter Healthcare Corporation and EM Laboratories,
                        Incorporated; incorporated by reference to Exhibit VI of
                        Registrant's definitive proxy statement filed with the Commission on August 11, 1995.

2(b)                    Amendment to Asset Purchase Agreement dated as of September 15,              26
                        1995 by and among VWR Corporation, Baxter Healthcare Corporation and EM Laboratories, Incorporated.

4(a)                    Standstill Agreement between VWR Corporation and EM Industries,
                        Incorporated dated February 27, 1995; incorporated by reference to Exhibit 4(a) of Registrant's Form 8-K dated April 13, 1995.

4(b)                    Amendment Number One to the Standstill Agreement dated September             42
                        15, 1995 by and among VWR Corporation, EM Industries, Incorporated and EM Laboratories, Incorporated.

4(c)                    Subordinated Debenture dated as of September 15, 1995 in the                 49
                        principal amount of $135,000,000 payable to the order of EM
                        Laboratories, Incorporated.

4(d)                    Credit Agreement dated as of September 14, 1995 by and among the             63
                        Registrant, Bank of America National Trust and Savings Association,
                        PNC Bank, N.A., CoreStates Bank, N.A., et.al.

4(e)                    Term Note dated September 15, 1995 in the principal sum of                  194
                        $135,000,000.

4(f)                    Revolving Credit Note dated September 15, 1995 in the principal sum         199
                        of $150,000,000.

10(a)                   Common Share and Debenture Purchase Agreement dated as of May 24,
                        1995 between VWR Corporation and EM Industries, Incorporated;
                        incorporated by reference to Exhibit II of Registrant's definitive proxy statement filed with the Commission on August 11, 1995.

10(b)                   Distribution Agreement between VWR Corporation and Baxter                   203
                        Healthcare Corporation dated as of September 15, 1995.

10(c)                   Services Agreement between VWR Corporation and Baxter Healthcare            230
                        Corporation dated as of September 15, 1995.

10(d)                   Supply Agreement between VWR Corporation and Baxter Healthcare              253
                        Corporation dated as of September 15, 1995.

10(e)                   Employment Agreement between Jerrold B. Harris and VWR Corporation          266
                        dated as of September 15, 1995